EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20186, Form S-8 No. 33-29038, Form S-8 No. 33-39453, Form S-8
No. 33-44108, Form S-8 No. 33-89526, Form S-8 No. 33-89592, Form S-8 No.
333-05251, Form S-8 No. 333-05309, Form S-3 No. 33-46870, Form S-3 No.
333-09113, and Form S-3 No. 333-74743) of Sovereign Bancorp, Inc. of our report dated March 11, 1999, with respect to the consolidated financial statements, as amended, of Sovereign Bancorp, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 1998.


                                                   /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 25, 1999